                                                                   Exhibit 21.01

Listed below are subsidiaries of the registrant, all of which are wholly-owned, as of March 30, 2000:

                                                                                     Jurisdiction of
                                    Subsidiary                                        Incorporation
         -----------------------------------------------------------------           ---------------
         Application Methods, Inc. (d/b/a e-Sell Commerce Systems)                      Colorado
         Rocky Mountain Broadband, Inc.                                                 Colorado
         RMI-INI, Inc. (d/b/a Internet Now!)                                            Colorado
         Rocky Mountain Internet, Inc.                                                  Colorado
         Infohiway, Inc.                                                                Colorado
         Internet Acquisition Corporation                                               Colorado

                                      E-2